EXHIBIT 10.3                                      AMERICAN TONERSERV




December 20, 2006


Arnold N. Brody
Brody Enterprises - DBA Sun Products
6280 South Valley View Blvd.
Building F, Suite 611
Las Vegas, NV 89118

Dear Arnie,

As per our understanding, the following outlines the terms of a consulting agreement between Arnold Brody ("consultant") and American TonerServ Corp. ("ATS"). Your consultation will be directed by the COO and include the following terms and conditions:

     *  Services
        *  Assist the Customers in the transition from Sun Products to ATS
        * Help ATS maximize the sales and corresponding gross margins from the customers from Sun Products.

     *  Vendor Relations
        *  Help identify cost effective vendors.
        *  Help negotiate preferred pricing and terms.

     *  Sales Partners and Acquisition Referrals
        *  Help recruit Independent Sales Partners to ATS.
        *  Help refer other potential customer list purchases.

Term - It is understood that you will be available for four years after the closing date at ATS's option. However, this engagement is at will and is cancelable without cause after one year by either party by providing 30 days written notice.

Consulting Fees - For your services, you will be compensated $8,333.33 per month. Your compensation will be paid by the 10th day of the following month as the service is performed. However if the agreement is cancelled by ATS during the first year without cause, consultant will be paid in full for the entire first year and payment shall be made of the unpaid portion in one payment on the date of termination. If this agreement is canceled within the first year with cause as defined in the Arnold Brody Independent Sales Partner Agreement, ATS will have no further obligation to pay consulting fees to consultant, except consulting fees earned but not yet paid as of the date of termination. If the agreement is cancelled by either party after the first year, the compensation will be paid through the date of termination on a prorata basis.

Notices - Any notice or other communication between the parties hereto shall be in writing and shall be delivered personally or by United States mail and shall be deemed delivered upon receipt if sent by personal delivery, and three (3) business days after deposit if sent by United States mail certified return receipt requested. Such notices or communications shall be sent to the following addresses: (a) if to ATS, at 475 Aviation Blvd, Suite 100, Santa Rosa, CA 95403, or at such other address or addresses as may have been furnished in writing by ATS to the Consultant, with a copy to Robert L. Anderson, Lanahan & Reilley, LLP, 600 Bicentennial Way, Ste 300 Santa Rosa, Ca 95403; and (b) if to the Consultant, at the address set forth herein above, or at such other address or addresses as may have been furnished to ATS in writing with copy to Jack B. Packar, Esq., Jack B. Packar PA 4700 - J Sheridan St., Hollywood FL, 33021.

Governing Law - This Note shall be governed and construed under the laws of the State of Nevada.

Headings; References - All headings used herein are used for convenience only and shall not be used to construe or interpret this Agreement. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

Dispute Resolution - In the event that any dispute between the parties regarding the terms of this Agreement are not resolved by informal negotiation between the parties, any controversy involving the construction or application of any of the terms, provisions or conditions of this Agreement shall, on the written request of either party served on the other, be submitted to binding arbitration with the American Arbitration Association without the right to a trial de novo, subject to the governing law of this Agreement. The cost of arbitration and reasonable attorney fees shall be borne by the losing party or in such proportions as the arbitrator shall decide. Said costs and fees shall be applicable to any trial or appellate court proceedings.

We look forward to working with you.

Regards,

Dan Brinker
President & CEO
American TonerServ Corp.

Agreed to:                                   Agreed to:

/s/ Arnold N. Brody                          /s/ Daniel J. Brinker
Arnold N. Brody                              Daniel J. Brinker
Consultant                                   American TonerServ Corp.



December 20, 2006                            December 20, 2006
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Date                                         Date